Exhibit 23.1
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HORTON & COMPANY
Certified Public Accountants and Business Consultants, L.L.C.




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 of our report dated September 4, 2001, relating to the financial statements of Retail Highway.com, Inc. for the years ended June 30, 2001 and 2000.


                                        s/Horton & Company, L.L.C.
                                        HORTON & COMPANY, L.L.C.

                                        Springfield, New Jersey
                                        September 26, 2002



















1680 ROUTE 23, SUITE 110, WAYNE, NEW JERSEY 07470
TEL: 973-305-9800, FAX: 973-305-8213

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